Exhibit 99.1

Kerr-McGee Schedules First-Quarter Earnings Conference Call, Webcast

            Oklahoma City, April 20, 2005 – Kerr-McGee Corp. (NYSE: KMG) will hold a conference call on April 27, at 11 a.m. EDT to discuss its first-quarter 2005 financial and operating results and expectations for the future.  The call will follow the release of Kerr-McGee’s first-quarter earnings the morning of April 27.

            Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 888-482-0024 in the United States, or 617-801-9702 outside the United States.  The password for both dial-in numbers will be Kerr-McGee.  A replay of the call will be available for 48 hours at 888-286-8010 in the United States or 617-801-6888 outside the United States.  The code for the replay call will be #37639132.  The webcast will be archived for 30 days on the company’s website.

            Information on earnings also will be available on the company’s website home page at www.kerr-mcgee.com.

            Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $14 billion.

###

Media contacts:	Debbie Schramm Direct: 405-270-2877 Pager: 888-734-8294 dschramm@kmg.com	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contact:	Rick Buterbaugh Direct: 405-270-3561

05-22